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                                                                     Exhibit 3.5

                           CERTIFICATE OF AMENDMENT

                                      OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             NETWORK ENGINES, INC.

                                  Pursuant to
                        the General Corporation Law of
                             the State of Delaware
                             ---------------------

     Network Engines, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation on March 16, 2000, resolutions were duly adopted, pursuant to the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:  That the first paragraph of Article FOURTH of the Amended and
           Restated Certificate of Incorporation of the Corporation be and hereby is deleted and is replaced in its entirety with the following:

           "FOURTH:

           The authorized capital stock of the Corporation consists of:

           60,000,000  shares of Common Stock,
                       $0.01 par value per share ("Common Stock");
                                                   ------------

              185,250  shares of Series A Convertible Preferred
                       Stock, $0.01 par value per share ("Series A
                                                          --------
                       Preferred Stock");
                       ---------------

              357,142  shares of Series B Convertible Preferred Stock,
                       $0.01 par value per share ("Series B Preferred Stock");
                                                   ------------------------
                       and
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            1,123,549  shares of Series C Convertible Participating Preferred
                       Stock, $0.01 par value per share ("Series C Preferred
                                                          ------------------
                       Stock").
                       -----

            3,581,553  shares of Series D Convertible Participating Preferred
                       Stock, $0.01 par value per share ("Series D Preferred
                                                          ------------------
                       Stock")."
                       -----

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Lawrence A. Genovesi, its President this       day of
                                                                   -----
                  , 2000.
-----------------

                               NETWORK ENGINES, INC.


                               -------------------------------
                               Lawrence A. Genovesi, President


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